UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 20, 2012 (December 18, 2012)

KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code   (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On December 18, 2012, Kimball International, Inc. (the "Company") entered into an amended and restated credit agreement (the "Credit Facility") with JPMorgan Chase Bank, N.A. ("JPMorgan") as Agent and Letter of Credit Issuer; Bank of America, N.A. as Syndication Agent; PNC Bank, N.A. as Documentation Agent; and HSBC Bank USA, N.A. The Credit Facility amends, restates, and extends the Company's existing five-year credit facility, scheduled to mature April 23, 2013.
The Credit Facility has a maturity date of December 18, 2017 and allows for up to $75 million in borrowings, with an option to increase the amount available for borrowing to $115 million at the Company's request, subject to participating banks' consent. The Company elected to decrease the borrowing limit to $75 million from $100 million under the previous agreement. The Company believes its principal sources of liquidity from available funds on hand, cash generated from operations, and the availability of borrowing under this Credit Facility will be sufficient for the foreseeable future. There are currently no borrowings outstanding under the Credit Facility.
The revolving credit loans under the Credit Facility may consist of, at the Company's election, advances in U.S. dollars or advances in any other currency that is agreed to by the lenders. The proceeds of the revolving credit loans are to be used for general corporate purposes of the Company including acquisitions. A portion of the Credit Facility, not to exceed $30 million of the principal amount, will be available for the issuance of letters of credit. A commitment fee on the unused portion of principal amount of the Credit Facility is payable at a rate that ranges from 20.0 to 25.0 basis points per annum as determined by the Company's ratio of consolidated indebtedness to consolidated EBITDA.
The interest rate on borrowings is dependent on the duration and currency of the advance and will be one of the following two options:

•
The London Interbank Offered Rate ("LIBOR") in effect two business days prior to the advance (adjusted upwards to reflect bank reserve costs) for such interest period as defined in the agreement, plus the Eurocurrency Loans margin which can range from 100.0 to 150.0 basis points based on the Company's ratio of consolidated indebtedness to consolidated EBITDA; or

•	The fluctuating rate per annum equal to the higher of

a.	JPMorgan's prime rate;

b.	1% per annum above the Adjusted LIBO rate (as defined in the Credit Facility); or

c.	1/2% per annum above the Federal funds rate;
plus the ABR Loans margin which can range from 0.0 to 50.0 basis points based on the Company's ratio of consolidated indebtedness to consolidated EBITDA.
The Company's financial covenants under the Credit Facility require:

•
a ratio of consolidated indebtedness to consolidated EBITDA, determined as of the end of each of its fiscal quarters for the then most recently ended four fiscal quarters, to not be greater than 3.0 to 1.0, and

•	a consolidated net worth (excluding accumulated other comprehensive income) of not less than $362 million.
This summary is not intended to be complete and is qualified in its entirety by reference to the Credit Agreement in Exhibit 10.1 of this 8-K and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statement and Exhibits
(d) Exhibits
The following exhibit is filed as part of this report:

Exhibit
Number	Description
10.1	Credit Agreement, dated as of December 18, 2012, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as Agent and Letter of Credit Issuer

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Robert F. Schneider
ROBERT F. SCHNEIDER Executive Vice President, Chief Financial Officer
Date: December 20, 2012

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Credit Agreement, dated as of December 18, 2012, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as Agent and Letter of Credit Issuer